Exhibit 10.16

           Promissory note issued by the Company to Robert E. Warfield in the Principal amount of $250,000, dated May 5, 2005

                                 Promissory Note


$250,000.00                                          Date:  May 5, 2005
                                                     Bountiful, Utah


On or before (90) ninety days after the date written above ("Effective Date"), SPEAKING ROSES INTERNATIONAL, INC. ("Maker") promises to pay to the order of ROBERT E. WARFIELD ("Holder") at 12003 Coastal Hwy, Ocean City, MD, 21842 or at such other place designated by Holder of this Note, the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) with an interest rate of 8% per annum from the Effective Date, interest to be paid at maturity. Any part hereof may be paid at any time on or before the maturity date. If this Note is placed in the hands of an attorney for collection, Maker promises and agrees to pay Holder's reasonable attorney fees and collection costs, even though no suit or action is filed thereon. If a suit or action is filed, the amount of such reasonable attorney's fees shall be fixed by the court or courts in which the suit or action, including any appeal therein, is tried, heard, or decided.



/s/ Blaine Harris
______________________________________
SPEAKING ROSES INTERNATIONAL, INC.
By:      Blaine Harris
         Chief Executive Officer